                         SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No. )

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement

   /X/  Definitive Proxy Statement

   / /  Definitive Additional Materials

   / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12


                       Angelica Corporation
       ----------------------------------------------------
        (Name of Registrant as Specified In Its Charter)


                       Angelica Corporation
       ----------------------------------------------------
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

   /X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)*

   / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   1)  Title of each class of securities to which transaction applies:

   ---------------------------------------------------------------------

   2)  Aggregate number of securities to which transaction applies:

   ---------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:_/

   ---------------------------------------------------------------------

   4)  Proposed maximum aggregate value of transaction:

   ---------------------------------------------------------------------

_/ Set forth the amount on which the filing fee is calculated and state how it was determined.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:

   ---------------------------------------------------------------------

   2)  Form, Schedule or Registration Statement No.:

   ---------------------------------------------------------------------

   3)  Filing Party:

   ---------------------------------------------------------------------

   4)  Date Filed:

   ---------------------------------------------------------------------

                              A N G E L I C A
                           C O R P O R A T I O N



               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             MAY 24, 1994

  The Annual Meeting of Shareholders of Angelica Corporation will be held at the Saint Louis Club, 14th Floor, 7701 Forsyth Boulevard,
Clayton, Missouri, on Tuesday, May 24, 1994 at 10:00 a.m. local time, for the following purposes:

  1. To elect three Directors for terms expiring at the 1997 Annual Meeting, and one Director for a term expiring in 1996, or until their successors have been duly elected and qualified.

  2. To adopt and approve the Angelica Corporation 1994 Performance
     Plan.

  3. To approve the material terms of the criteria to be used in the grant of performance awards and performance-based restricted stock awards under the Angelica Corporation 1994 Performance Plan.

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The record date for determining shareholders entitled to notice of and to vote at the meeting is April 4, 1994.

                        By Order of the Board of Directors

                        JILL WITTER, Secretary

April 15, 1994
424 South Woods Mill Road
Chesterfield, Missouri 63017-3406

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                           A N G E L I C A
                        C O R P O R A T I O N



                            PROXY STATEMENT

  Angelica Corporation (the "Company") has furnished this Proxy Statement to its shareholders in connection with a solicitation of proxies by the Company's Board of Directors. The proxies solicited are to be used at the Company's Annual Meeting of Shareholders on May 24, 1994, for the purposes described in the accompanying Notice of Annual Meeting of Shareholders.

  Shares represented by a properly completed and returned proxy will be voted in accordance with the shareholder's directions on the proxy. If no directions are given on the proxy, the shares will be voted as recommended by the Board of Directors. A proxy may be revoked at any time before it is voted by giving written notice to the Company's Secretary, by executing a later dated proxy or by appearing in person at the meeting and so advising the inspectors of the voting.

  This Proxy Statement and the accompanying proxy were mailed to shareholders on or about April 15, 1994.

                          GENERAL INFORMATION

  The only securities entitled to vote at the meeting are the outstanding shares of the Company's Common Stock (the "Common Stock") and the Series 1 Class A Preferred Stock. As of April 4, 1994, the record date for the Annual Meeting, there were 9,099,457 shares of Common Stock and 128 shares of Series 1 Class A Preferred Stock outstanding, which shares vote as a single class on the matters to be considered.

  Each shareholder is entitled to one vote per share on each matter to be considered at the meeting. Shares subject to abstentions will be treated as shares that are represented at the 1994 Annual Meeting for purposes of determining the presence of a quorum and as voted for purposes of determining the approval of the shareholders on a particular proposal unless otherwise stated in the disclosure regarding such proposal. Shares for which a broker indicates it has no discretionary authority to vote and which are not otherwise voted by such broker on a routine matter or matters requiring no prior authorization or direction of the beneficial owner will not be considered represented at the 1994 Annual Meeting for purposes of determining the presence of a quorum or the approval of the shareholders on a particular proposal. Shares that are voted by a broker on a routine matter but for which such broker has no authorization or direction to vote on a nonroutine matter will be considered as represented at the meeting for the determination of a quorum but as not represented or voting for purposes of determining shareholder approval on such nonroutine matter.

                       1. ELECTION OF DIRECTORS

  The Company's Board of Directors consists of eight members classified into two groups of three members each and one group of two members. Three Directors will be elected to serve three-year terms expiring in 1997, or until their successors are elected and qualified. James E. Stefoff retired from the Board, effective as of January 31, 1994 and Martin Sneider was elected a Director to fill the vacancy created. The Company's By-Laws provide that a vacancy may be filled until the successor or successors are elected at the next shareholders meeting for the purpose of serving the remainder of the unexpired term. The Nominating Committee has recommended, and the Board has nominated, Martin Sneider for election to serve the remainder of the unexpired term of James E. Stefoff which will expire in 1996, or until his successor is elected and qualified. On February 22, 1994, Robert L. Virgil submitted his resignation from the Board of Directors, citing personal reasons. The Board voted to amend the Company's By-Laws to reduce the number of Directors from nine to eight. Unless authority to vote is withheld, proxies will be voted for the election of all of the nominees listed below, each of whom is presently a member of the Board. The three nominees to the terms expiring in 1997 who receive the highest total number of votes cast will be elected as Directors. Likewise, the nominee to the term expiring in 1996 who receives the highest total number of votes cast will be elected as a Director to serve such term. Should any nominee become unavailable for any reason before the meeting, proxies will be voted for a substitute person to be selected by the Board of Directors unless the Board elects to reduce the number of Directors.

INFORMATION ABOUT NOMINEES FOR DIRECTORS

                   THREE-YEAR TERMS EXPIRING IN 1997

LESLIE F. LOEWE* - Chairman Emeritus since November 1, 1990, Chairman of the Board from 1984 to November 1, 1990 and Chief Executive Officer of the Company from 1980 until November 1, 1989. Director: Medicine Shoppe International, Inc.; Director of the Company since 1980; Age 72.

ELLIOT H. STEIN* - Chairman Emeritus of Stifel Financial Corp.
(financial holding company) since 1988 and Chairman of the Board from 1986 to 1988. Director: D & K Wholesale Drug, Inc., GenCare Health Systems, Inc., General Dynamics Corp., and West Indies Sugar Company; Director of the Company since 1958; Age 75.

WILLIAM P. STIRITZ - President, Chief Executive Officer and Chairman of the Board of Ralston Purina Company (producer of pet foods, fresh baked products and batteries, as well as other consumer food products).
Director: Ball Corporation, Boatmen's Bancshares, Inc., The May Department Stores Company and Reinsurance Group of America; Director of the Company since 1983; Age 59.

                         TERM EXPIRING IN 1996

MARTIN SNEIDER - President of Edison Brothers Stores, Inc. since 1987 and a member of its Board of Directors since 1978. Director of the Company since January, 1994; Age 51.

INFORMATION ABOUT DIRECTORS CONTINUING IN OFFICE

                   THREE-YEAR TERMS EXPIRING IN 1996

EARLE H. HARBISON, JR. - Chairman of Harbison Walker, Inc. (manufacturer of molded plastic containers) since October, 1993. Mr. Harbison retired from Monsanto Company where he had been a member of the Board of Directors since 1986, Chairman of the Executive Committee from January to September, 1993, and President and Chief Operating Officer from 1986 to January, 1993. Director: Merrill Lynch and Co.; Director of the Company since 1986; Age 65.

LEE M. LIBERMAN* - Chairman Emeritus of Laclede Gas Company (gas public utility) since February, 1994. Mr. Liberman also served as Chairman of the Board of Laclede from 1976 through January, 1994 and as Chief Executive Officer from 1976 to July, 1991. Director: Boatmen's Bancshares, Inc., CPI Corp., Falcon Products, Inc., Insituform Mid-America, Inc., and Interco Incorporated; Director of the Company since 1978; Age 72.

                   THREE-YEAR TERMS EXPIRING IN 1995

H. EDWIN TRUSHEIM - Chairman of the Board of General American Life Insurance Company since 1986. Mr. Trusheim also served as Chairman of the Board and Chief Executive Officer of General American Life Insurance Company from 1986 to May, 1992. Director: GenCare Health Systems, Inc., Laclede Gas Company, RehabCare Corporation, Reinsurance Group of America, and Venture Stores, Inc.; Director of the Company since 1980; Age 66.

LAWRENCE J. YOUNG - Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Young has served as Chairman of the Board since November 1, 1990, Chief Executive Officer since November 1, 1989, and President since 1988. He was Chief Operating Officer from 1988 to November 1, 1989. Director: Venture Stores, Inc. and Boatmen's National Bank of St. Louis; Director of the Company since 1988; Age 49.

[FN]
- -----

*The Company's By-Laws provide that a nominee may not stand for election as a Director if he is age 72 or older and that if a Director attains his 72nd birthday prior to the expiration of his term, he shall serve until the next Annual Meeting at which time his office as Director shall automatically become vacant, except that a majority of the Directors may vote to waive the age requirement. Such action has been taken with respect to Mr. Loewe, Mr. Liberman and Mr. Stein.

COMPENSATION OF DIRECTORS AND OTHER INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

  Employee Directors receive no additional compensation for service on the Board of Directors or its committees. Directors who are not employees of the Company were paid during the fiscal year ended January 29, 1994, an annual fee of $14,000 plus $900 for each Board meeting attended, $400 for each telephonic Board meeting and $600 for each Committee meeting in which he participated. Fees were increased effective March 16, 1994 as follows: Annual fee, $16,000; Board meeting fee, $1,000; Telephone meeting fee, $450; and Committee meeting fee, $700.

  Pursuant to the Non-Employee Directors Stock Plan, each non-employee Director receives 100 shares of Common Stock of the Company each year. In addition, new non-employee Directors will receive, upon their election, 400 shares of Common Stock. Directors have full dividend and voting rights with respect to stock granted pursuant to the plan; however, stock granted under the plan is forfeitable until earned out pursuant to a schedule based upon years of participation in the plan and the Director's age at the time of entering the plan. The plan terminates on July 24, 1994, unless extended by the Board. All non-employee Directors participate, except for Mr. Loewe.

  All Directors participate in either the Deferred Compensation Option Plan for Directors or the Deferred Compensation Option Plan for Selected Management Employees. Directors may defer $5,000 to $10,000 of fees annually for a period of years, not to exceed four, after becoming a participant. In consideration of the compensation deferred, and subject to certain conditions, participants are entitled to receive supplemental retirement or survivor benefit payments over a 15-year period. The amount of such benefit is related to the amount of compensation deferred and certain actuarial factors.

  The Board of Directors has standing Audit, Compensation and
Organization, and Nominating Committees. All members of the Audit, the Compensation and Organization and the Nominating Committees are non-employee Directors.

  The Audit Committee consists of three Directors: Lee M. Liberman (Chairman), Earle H. Harbison, Jr., and H. Edwin Trusheim. During the last fiscal year the Committee held four meetings. The Committee's principal functions are: to recommend to the Board the employment of the Company's independent auditors; to approve the scope of the auditors' work and to review the results of that work; to review with management and the auditors the Company's quarterly and annual results; to review and approve the auditors' fees; to review the Company's internal auditing procedures and accounting controls; to approve any non-audit service rendered by the auditors to the Company; and to monitor compliance with the Company's Code of Conduct.

  The Compensation and Organization Committee consists of four
Directors: H. Edwin Trusheim (Chairman), Lee M. Liberman, Elliot H. Stein, and William P. Stiritz. During the last fiscal year the Committee held two meetings. The Committee's principal functions are: to determine the compensation of the Chief Executive Officer and certain other executive officers; to review and approve management's recommendations as to the compensation of other officers and managerial employees; to recommend contracts for officers and certain managerial employees; to evaluate the Company's senior management and recommend changes as appropriate; and to review and approve certain of the Company's major employee compensation and benefit plans.

  The Nominating Committee consists of three Directors: Elliot H. Stein (Chairman), Leslie F. Loewe, and William P. Stiritz. During the last fiscal year the Committee held two meetings. The Committee's principal functions are: to recommend nominees for election as Directors of the Company; to recommend nominees for Board committee appointment; and to recommend candidates for appointment as corporate officers. The Committee will consider any nominee for Director recommended by a shareholder who submits a notice of nomination to the Company at least 30 days but not more than 60 days prior to the Annual Meeting of Shareholders. Such notice shall contain appropriate data with respect to the suggested candidate as required pursuant to the Company's By-Laws.

  The Board of Directors met a total of 11 times during the fiscal year ended January 29, 1994, including one telephonic meeting. All of the Directors attended at least 75% of the total meetings held by the Board and its respective committees, and which each respective Director was eligible to attend, during the fiscal year.

BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

  The following table shows the shares of Common Stock beneficially owned by persons known by the Company to own 5% or more of the outstanding shares of Common Stock.


                                                                                             BENEFICIALLY OWNED DIRECTLY
                                                                                                    OR INDIRECTLY
                                                                                           ---------------------------------

                                         NAME AND ADDRESS                                                           PERCENT
                                        OF BENEFICIAL OWNER                                COMMON STOCK             OF CLASS
                                        -------------------                                ------------             --------


                  Ariel Capital Management, Inc.(1).............................             1,593,465               17.5%

                  307 N. Michigan Avenue

                  Chicago, Illinois 60601

                  First Pacific Advisors, Inc.(2)...............................               631,300                7.0%

                  11400 W. Olympic Boulevard

                  Los Angeles, CA 90064

                  NBD Bancorp, Inc.(3)..........................................               482,205                5.3%

                  611 Woodward

                  Detroit, MI 48226

                  Systematic Financial Management, Inc.(4)......................               707,882                7.8%

                  Two Executive Drive

                  Fort Lee, NJ 07024


- -----

(1) Stated information is based on a Schedule 13G, dated January 21, 1994, filed with the Securities and Exchange Commission. Ariel Capital Management, Inc., an investment advisor, has sole voting power as to 1,013,250 shares, shared voting power as to 202,490 shares, and sole dispositive power as to 1,593,465 shares.

(2) Stated information is based on a Schedule 13G, dated February 9, 1994, filed with the Securities and Exchange Commission. First Pacific Advisors, Inc., an investment advisor, has shared voting power as to 167,400 shares and shared dispositive power as to 631,300 shares.

(3) Stated information is based on a Schedule 13G, dated February 11, 1994, filed with the Securities and Exchange Commission. NBD
    Bancorp, Inc., a parent holding company, has sole voting power as to 460,535 shares, sole dispositive power as to 481,050 shares, and shared dispositive power as to 155 shares.

(4) Stated information is based on a Schedule 13G, dated February 11, 1994, filed with the Securities and Exchange Commission. Systematic Financial Management, Inc. ("Systematic") beneficially owns 704,082 shares; Cash Flow Investors, Inc. ("CFI") beneficially owns 3,800 shares. Kenneth S. Hackel is a parent Holding Company of these Investment Advisors and disclaims beneficial ownership of the shares owned by Systematic and CFI. Systematic has shared voting power as to 65,300 shares and sole dispositive power as to 704,082 shares. CFI has shared voting power and sole dispositive power as to 3,800 shares.

  The following table shows, as of April 4, 1994, the shares of Common
Stock beneficially owned by each person who is a Director or a named executive officer and all persons as a group who were Directors or executive officers as of that date. Except as otherwise noted, each such person has sole voting and investment power as to his or her shares. Each Director and named executive officer owns less than 1%, and all executive officers and Directors as a group own 2.3% of the outstanding shares of Common Stock plus options that are exercisable within 60 days after April 4, 1994. No Director or executive officer owns any shares of Series 1 Class A Preferred Stock.


                                                                                       NUMBER OF SHARES BENEFICIALLY
                                                                                       OWNED DIRECTLY OR INDIRECTLY
                                                                                            AS OF APRIL 4, 1994
                                                                             ---------------------------------------------

                                                                                                OBTAINABLE
                                                                                                  THROUGH
                                                                                               STOCK OPTION
                                                                             OWNED(1)(2)        EXERCISE(3)          TOTAL
                                                                             -----------       ------------          -----


                  Theodore M. Armstrong..................................      6,470(4)           17,000             23,470

                  Michael E. Burnham.....................................      1,289               6,600              7,889

                  Gene P. Byrd...........................................      2,663              15,000             17,663

                  Earle H. Harbison, Jr..................................      1,050                  -               1,050

                  Lee M. Liberman........................................      1,950                  -               1,950

                  Leslie F. Loewe........................................     36,695(5)               -              36,695

                  Martin Sneider.........................................        400                  -                 400

                  James E. Stefoff.......................................     13,831(6)            9,000             22,831

                  Elliot H. Stein........................................     21,460(7)               -              21,460

                  William P. Stiritz.....................................      1,200                  -               1,200

                  H. Edwin Trusheim......................................      1,400                  -               1,400

                  Lawrence J. Young......................................     20,215              29,000             49,230

                  All Executive Officers and Directors as a group
                   (16 persons)..........................................    113,004              97,800            210,804

- -----

(1) Includes 14 whole shares for Mr. Burnham, 15 whole shares for Mr. Byrd, 9 whole shares for Mr. Stefoff, 15 whole shares for Mr. Young and 84 whole shares for all executive officers and Directors as a group, all held under the employee stock ownership portion of the Company's Retirement Savings Plan. Mr. Armstrong does not hold any shares under the employee stock ownership portion of the Plan. With respect to such shares, employee Directors and executive officers have sole voting power and no current investment power.

(2) Includes 950 shares for Mr. Harbison, 1,350 shares for Mr. Liberman, 400 shares for Mr. Sneider, 2,350 shares for Mr. Stein, 1,100 shares for Mr. Stiritz, and 1,250 shares for Mr. Trusheim all held under the Company's Non-Employee Directors Stock Plan. With respect to such shares, non-employee Directors have sole voting power and no current investment power, except for the 1,350 shares held by Mr. Liberman, and the 2,350 shares held by Mr. Stein which are nonforfeitable.

(3) Stock options exercisable within 60 days after April 4, 1994.

(4) Mr. Armstrong disclaims beneficial ownership of 200 shares included above which are held by a trust for his father of which he is co-trustee.

(5) Mr. Loewe disclaims beneficial ownership of 6,945 shares included above which are owned by his wife.

(6) Mr. Stefoff disclaims beneficial ownership of 4,000 shares included above which are owned by his wife.

(7) This total includes 18,429 shares included above held by Mr. Stein as a co-trustee of various trusts for beneficiaries who are unrelated to him, as to which shares he has shared voting power and investment power with the co-trustee. Mr. Stein disclaims beneficial ownership of all the shares referred to in this note.

                        EXECUTIVE COMPENSATION

  During the last three fiscal years the amounts shown in the table below were paid to each of the Company's five most highly compensated executive officers for services rendered during the applicable fiscal year.

                                                     SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                          -------------------------------------------
                                               ANNUAL COMPENSATION                   AWARDS               PAYOUTS
                                           --------------------------------------------------------------------------
                                                            BONUS           RESTRICTED                                ALL OTHER
                              FISCAL                   ----------------       STOCK                                    COMPEN-
          NAME AND             YEAR                             NONCASH      AWARD(S)                      LTIP         SATION
     PRINCIPAL POSITION       ENDING       SALARY(1)   CASH      (2)(3)     ($)(2)(3)   OPTIONS (#)    PAYOUTS(3)(4)    ($)(5)
     ------------------       ------       ---------   ----     -------     ----------  -----------    -------------  ---------

Lawrence J. Young,             1/29/94   $240,000   $ 51,903    $51,903      $25,951       10,000         $    -         $600
Chairman, President            1/30/93    217,923     44,062     44,062       22,032       20,000              -          600
& CEO                           2/1/92    226,515    157,691         -            -        20,000              -          600

James E. Stefoff,(4)           1/29/94    217,876     88,434         -            -            -          135,725         600
Executive Vice President       1/30/93    201,607     29,227     29,227       14,613        6,000              -          600
Also President, Angelica        2/1/92    202,268    114,026         -            -         6,000              -          600
Healthcare Services
Group

Theodore M. Armstrong,         1/29/94    150,583     26,167      8,723        4,361        5,000              -          600
Senior Vice President-         1/30/93    147,115     18,000     12,000        6,000       10,000              -          600
Finance & Administration        2/1/92    149,552     55,749         -            -        10,000              -          600
and Chief Financial Officer

Gene P. Byrd, Vice             1/29/94    154,750     17,250     17,250        8,625        4,000              -          600
President. Also President,     1/30/93    135,692     25,875      8,625        4,312       10,000              -          600
Angelica Uniform Group          2/1/92    141,242     31,896         -            -        10,000              -          600

Michael E. Burnham, Vice       1/29/94     78,000     16,795      9,044        4,522        3,500              -          600
President. Also President,     1/30/93     70,673     26,669      6,667        3,333        6,000              -          600
Life Uniform and Shoe           2/1/92     67,027     23,122         -            -         6,000              -          600
Shops


- -----

(1) Includes participant deferrals under the Retirement Savings Plan.

(2) Participants in the Stock Bonus and Incentive Plan may elect to receive up to 50% of their Incentive Compensation in restricted shares of Company's Common Stock, ("elected shares") in lieu of cash. Additionally, participants receive restricted shares in the Company's Common Stock ("matching shares") with a fair market value equal to 1/2 of that portion of the Incentive Compensation which participants elected to take in Common Stock. Restricted shares of Common Stock (both "elected shares" and "matching shares") were issued to participants based upon the fair market value (the average of the high/low transaction prices) of the Common Stock on March 15, 1994. Elected shares are reported under the "Noncash" column, while matching shares are reported under the "Restricted Stock Awards" column. The named executive officers received elected shares, which become transferable in three years as follows:

    Mr. Young 2,060 shares; Mr. Armstrong 346 shares; Mr. Byrd 684 shares; and Mr. Burnham 359 shares. Mr. Stefoff elected not to participate during the last fiscal year. Participants receive dividends on all restricted shares.

(3) At the end of the last fiscal year, the named executive officers held the following number of shares of restricted stock: Mr. Young, 2,760 shares; Mr. Stefoff, 1,831 shares; Mr. Armstrong, 751 shares; Mr. Byrd, 540 shares; and Mr. Burnham, 417 shares.

(4) On March 17, 1993, Mr. Stefoff was granted 5,670 shares in restricted shares of Company's Common Stock pursuant to the Performance Shares Plan. The value was based on the fair market value of the Common Stock on the award date. The award was based on the performance of Angelica Healthcare Services Group, of which Mr. Stefoff was President until his retirement from the Company on January 31, 1994, over a period of four years and the attainment of certain long range goals. 1,890 shares were released on March 16, 1994, with the remaining 3,780 shares to be released equally on each of March 16, 1995 and 1996. Mr. Stefoff receives dividends on all restricted shares.

(5) Company contributions to the Retirement Savings Plan on behalf of each of the named executive officers to match 1993 participant deferrals (included under Salary) made by each to such Plan.

                             STOCK OPTIONS

  The following table contains information concerning the grant of Stock Options under the Company's Stock Option Plan to the named executive officers of the Company during the last fiscal year.

                                                 OPTION GRANTS IN LAST FISCAL YEAR


                                                                                               POTENTIAL REALIZABLE VALUE
                                                                                                   AT ASSUMED ANNUAL
                                                                                                  RATES OF STOCK PRICE
                                                  INDIVIDUAL GRANTS                           APPRECIATION FOR OPTION TERM
                                 --------------------------------------------------     -------------------------------------

                                                % OF
                                               TOTAL
                                              OPTIONS
                                             GRANTED TO    EXERCISE
                                 OPTIONS     EMPLOYEES     OR BASE
                                 GRANTED     IN FISCAL      PRICE        EXPIRATION
             NAME                (#)(1)         YEAR        ($/SH)          DATE        0% ($)    5% ($)(2)        10% ($)(2)
             ----                -------     ----------    --------      ----------     ------    ---------        ----------

Lawrence J. Young.............     10,000      13.36%      $26.625       11/30/2002       $0    $    146,791      $    361,554

James E. Stefoff..............         -          -             -            -             -              -                 -

Theodore M. Armstrong.........      5,000       6.68        26.625       11/30/2002        0          73,396           180,777

Gene P. Byrd..................      4,000       5.35        26.625       11/30/2002        0          58,716           144,621

Michael E. Burnham............      3,500       4.68        26.625       11/30/2002        0          51,377           126,544

All Shareholders(3)...........        N/A        N/A           N/A          N/A            0     133,535,000       328,991,000


- -----

(1) All options become exercisable ratably over five years and are subject to continued employment. In the event of a "Non-Approved Takeover," all options become immediately exercisable for a period of 90 days, provided, however, SEC "Reporting Persons" are subject to certain qualifications. The named executive officers received only one grant of options during the last fiscal year.

(2) The dollar amounts shown in these columns are the result of calculations at the 5% and 10% rates prescribed by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of the Company's stock. There can be no assurance that the Company's stock will perform at the assumed annual rates shown in the table, and the Company neither makes nor endorses any predictions as to future market performance of its stock.

(3) All shareholders are shown in the table to demonstrate that no gain to the optionees is possible without an increase in stock price. The Potential Realizable Value to all shareholders is the aggregate net gain for all shareholders based upon a fair market value of $26.625 per share on November 30, 1993 assuming 9,099,457 shares of the Company's stock remain outstanding until November 30, 2002 and their value increases at the annual rates shown in the table.

                     OPTION EXERCISES AND HOLDINGS

  The following table sets forth information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the last fiscal year.

                                          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                 AND FISCAL YEAR-END OPTION VALUES



                                                                                                                   VALUE OF
                                                                                             NUMBER OF           UNEXERCISED
                                                                                            UNEXERCISED          IN-THE-MONEY
                                               NUMBER OF                                     OPTIONS AT           OPTIONS AT
                                              SECURITIES                                     FY-END (#)           FY-END ($)
                                          UNDERLYING OPTIONS                                EXERCISABLE/         EXERCISABLE/
                 NAME                       EXERCISED (#)         VALUE REALIZED ($)       UNEXERCISABLE       UNEXERCISABLE(1)
                 ----                     ------------------      ------------------       -------------       ----------------

Lawrence J. Young......................          2,000                  $5,125             18,000/41,000       $27,000/$20,375

James E. Stefoff.......................             -                       -               9,000/ 3,000             0/      0

Theodore M. Armstrong..................          5,000                   9,687             11,400/20,600        24,300/ 10,637

Gene P. Byrd...........................             -                       -              12,000/19,000        19,375/  7,250

Michael E. Burnham.....................             -                       -               4,000/12,100         1,800/  3,306

- -----

(1) Based upon the average of the high/low transaction prices as reported on New York Stock Exchange composite tape on January 28, 1994.


          EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                  AND CHANGE-IN-CONTROL ARRANGEMENTS

  James E. Stefoff retired from the Company effective January 31, 1994. He has entered into a one-year consulting agreement with the Company for a $12,000 per year retainer plus expenses.

  Under a Management Retention and Incentive Plan, the Board has authorized agreements with each of the current executive officers named in the Summary Compensation Table. Under these agreements, the Company will make an additional cash payment if, within two years following a change in control of the Company (as defined in those agreements), the individual's employment is terminated (other than for cause) or he resigns for good reason such as a change in his responsibilities, compensation or conditions of continued employment. Each of these individuals will receive an amount up to 2.99 times his average annual compensation during the five years prior to the change in control as well as outplacement counselling and certain medical benefits. Additionally, an individual will be relieved of all non-compete obligations with respect to the Company.

  Two separate trusts have been established with Boatmen's Trust Company to fund certain benefits payable to key management personnel, pursuant to certain employee benefit plans, in the event of their termination of employment after a change in control of the Company (as defined in the respective plans). One trust relates to the benefits payable under the Management Retention and Incentive Plan, and the other trust relates to the benefits payable under the Deferred Compensation Option Plan for Selected Management Employees and the Supplemental Plan. In the event of a change in control or potential change in control of the Company, the Company is required to make a deposit to each trust in an amount equal to the excess of the maximum amount potentially payable under the plan or plans to all participants over the current value of the trust assets. Each trust is revocable by the Company at any time prior to a potential change in control or a change in control of the Company, and will terminate automatically on the date which is three years after a change in control. All remaining trust assets will be returned to the Company upon the revocation or termination of a trust. If the Company makes a deposit to a trust in connection with a potential change in control, an actual change in control does not occur within 90 days thereafter, and the Board adopts a resolution that a change in control is not imminent, then the deposit made by the Company will be returned. The assets of the trust established to fund benefits under the Deferred Compensation Option Plan for Selected Management Employees and the Supplemental Plan are subject to the claims of the general creditors of the Company in the event of the Company's insolvency.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation and Organization Committee Report Regarding Executive Compensation and the Performance Graph on page 13 shall not be incorporated by reference, into any such filings.

            COMPENSATION AND ORGANIZATION COMMITTEE REPORT
                   REGARDING EXECUTIVE COMPENSATION

  The Compensation and Organization Committee of the Board of Directors (the "Committee"), which consists entirely of outside directors, has overall responsibility to review and recommend broad-based compensation plans to the Board of Directors. The Committee also reviews and approves participation in stock-related and long-term incentive plans and executive benefits. The Committee and the management of the Company are committed to the principle that a significant portion of total compensation should be commensurate with performance and attainment of predetermined financial and strategic objectives.

  There are two elements in the Company's executive cash compensation program, base salary and target incentive compensation. The Company's cash compensation program is structured such that the total of an executive's base salary and target incentive compensation is competitive with other companies that are considered to be the Company's competitors for executive talent. In setting compensation levels for executives of the Company's various operating divisions, the Committee considers the compensation packages offered by companies in competitive markets, such as uniform manufacturing companies, textile rental companies and specialty retail companies. Since there are no companies with substantially similar lines of business as the Company, taken as a whole, the compensation packages for the officers employed at the Company's executive offices are compared to the compensation packages of comparable officers of companies of similar size and complexity as the Company. Companies used for comparative purposes in analyzing the Company's compensation policies are not necessarily the same companies included in the performance graph peer group. While the performance of these comparative companies is not a primary factor, it may be taken into consideration if the Committee deems appropriate.

  The Company has established guidelines that the Committee uses in determining on an ongoing basis the desired split between base salary and target incentive compensation for executives of the Company. Under these guidelines, executive positions are assigned grade levels, and officers in the higher paid grade levels will generally have a smaller percentage of their total compensation payable as base salary and a greater percentage of their compensation payable upon the achievement of performance targets established by the Committee. Under these guidelines, an individual executive's target incentive compensation ranges from 10% to 65% of base salary compensation based upon the particular grade level. From time to time, the Committee may establish target incentive levels for certain senior management executives in excess of the established guidelines for the particular grade level. The target incentive portion of the total compensation package is consistent with the Committee's strong commitment to a pay-for-performance policy with respect to executive compensation. With the exception of Mr. Young, all of the named executive officers currently have target incentive compensation percentages within the established guidelines for their grade levels for their respective executive positions, which percentages range from 36% to 52%. Mr. Young's target incentive percentage is in excess of the established guidelines and is discussed later in this report. To the extent that the split between base salary and target incentive compensation in a newly-hired executive's initial compensation package deviates from these guidelines, the Committee will make adjustments in future years in such a manner that the split between the executive's base salary and target incentive compensation comes within the executive's applicable grade level guidelines as soon as practicable after the initial year of employment.

  The actual amount of incentive compensation paid is based upon performance in comparison to a targeted pre-tax earnings level achieved by the Company or relevant operating group. Factors such as economic or market conditions are taken into account in setting the Company's targeted pre-tax earnings level. Actual incentive compensation earned during the last fiscal year demonstrates the Board's philosophy. As the Company did not achieve all of its financial objectives in fiscal 1994, executive officers received less than their targeted incentive compensation. Those listed in the Summary Compensation Table received the following percentage of their targeted incentive compensation: Mr. Young 58%; Mr. Stefoff 96%; Mr. Armstrong 58%; Mr. Byrd 50%; and Mr. Burnham 96%.

  The Company's executive officers are encouraged to maintain a significant long-term stock ownership position in the Company's Common Stock in order to align their interests with those of the Company's shareholders. The Committee believes that executives who hold such positions will be more motivated to generate performance gains by working steadily to increase shareholder value over the long term. The Stock Bonus and Incentive Plan encourages employees to invest in the Company's Common Stock by providing a matching incentive, yet requires that the stock investment be held for set periods after issuance in order to retain the stock purchased with the Company's match, encouraging employees to work to increase the price of Common Stock. All eligible executive officers, except one who has recently retired, have elected to participate.

  In addition, as indicated in the foregoing tables, the Committee awarded stock options under the Company's Stock Option Plan to various executives. The option price is the fair market value on the date of grant, and options become exercisable ratably over the next five years if the executive remains employed by the Company. The Stock Option Plan gives employees the opportunity to buy Common Stock at option prices which, at the time of exercise, may be below the then market value. This also encourages employees to work towards the growth of shareholder value. Grants are viewed as an opportunity for employees to invest in the Company's Common Stock in such a manner as will result in a long-term increase in the employee's net worth and a supplement to retirement savings, while at the same time meeting the Board's goal of employee ownership of Common Stock. The amount of grants vary, based on the employee's grade level and performance. While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's Common Stock at a particular point in time, the decision as to whether to exercise an option and thus realize the value in any particular year is determined by each individual executive.

MR. YOUNG'S COMPENSATION FOR THE LAST FISCAL YEAR

  The Committee's general approach in setting Mr. Young's annual cash compensation is to seek to be competitive with other companies of comparable size and business scope, while at the same time having a large percentage of his total cash compensation based upon performance criteria. While this may result in a fluctuation in the actual level of Mr. Young's compensation from year to year, the Committee believes that its objective appropriately incentivizes the Company's chief executive officer toward clearly defined goals, while maintaining some certainty in the level of compensation through the non-performance-based base salary portion of total compensation. In keeping with this philosophy, Mr. Young's target incentive compensation is equal to 75% of his base salary compensation. For the reported fiscal year, Mr. Young received 58% of his target incentive compensation. Mr. Young's compensation increase in the fiscal year ending January 29, 1994, as reflected in the Summary Compensation Table, is principally a result of his voluntary decision to reduce his salary by 10% for the period July 1, 1992 to February 1, 1993, due to poor operating results.

  Mr. Young's participation in the Stock Option Plan and the Stock Bonus and Incentive Plan is also in accordance with the Committee's philosophy that the chief executive officer be encouraged to maintain a significant stock ownership position in order to align his interests with those of the Company's shareholders.

  Although no executive officer currently receives in excess of $1,000,000 compensation, the Committee's policy is to maximize the tax deductibility of executive compensation without compromising the essential framework of the existing total compensation program. The Committee may elect to forego deductibility for federal income tax purposes if such action is, in the opinion of the Committee, necessary or appropriate to further the goals of the Company's executive compensation program, or otherwise is in the Company's best interests.

  Although the foregoing describes the Committee's current compensation policies applicable to the Company's executive officers, the Committee reserves the right to change these policies at such time in the future and in such manner as the Committee deems necessary or appropriate.

  SUBMITTED BY THE COMPENSATION AND ORGANIZATION COMMITTEE OF THE
COMPANY'S BOARD OF DIRECTORS

      H. E. Trusheim, Chairman         L. M. Liberman
      E. H. Stein                      W. P. Stiritz


                             PENSION PLAN

  The Company has maintained a defined benefit Pension Plan since
April 1, 1980. An employee earns benefits in any year equal to 0.25% of total compensation plus an additional 0.25% of that part of compensation which is in excess of one-half of the Social Security Taxable Wage Base, plus, for each year of employment in excess of 15 years, an additional 0.05% of total compensation. Reduced benefits are payable at early retirement. Estimated annual benefits under the Pension Plan payable upon normal retirement to the named executive officers are as follows: Mr. Young, $45,645; Mr. Armstrong, $15,653; Mr. Byrd, $26,691; and Mr. Burnham, $27,001. These figures assume that participants will remain with the Company until their normal retirement dates and will receive reasonable increases to their current compensation. Mr. Stefoff's actual annual benefit, having retired January 31, 1994, will be $16,726.

  The Company also maintains the Supplemental Plan, a supplemental retirement benefit plan for a limited number of highly compensated officers and management personnel selected by the Compensation and Organization Committee. All of the named executive officers participate in the Supplemental Plan.

  The "formula amount" of supplemental retirement benefit payable under this Supplemental Plan is determined by the Committee when the participant is invited to join the Plan and is subject to increase at the Committee's discretion. Additionally, the Committee may, at its discretion, reduce the formula amount or "freeze" the then vested benefit of certain participants. A full benefit is the participant's final average compensation multiplied by the formula amount (between 30% and 50%). A participant who has less than 30 years of service at retirement will receive a reduced amount of the otherwise fully vested formula amount, based on actual years of service. For the purposes of this Supplemental Plan, final average compensation means the average compensation paid during the three most highly compensated years of the participant's last five years of employment.

  Benefits are generally payable over 120 months beginning at age 65, but may extend for a period of up to 15 years. Any benefit payable under the Supplemental Plan will be reduced by benefits paid under the Pension Plan.

  Estimated annual benefits under the Supplemental Plan payable upon normal retirement over a ten-year period to the named executive officers are as follows: Mr. Young, $336,000; Mr. Armstrong, $50,000; Mr. Byrd, $106,000; and Mr. Burnham, $103,000. These figures reflect a reduction for the benefit payable under the Pension Plan (or predecessor plan), and assume that participants will remain with the Company until their normal retirement dates and will receive reasonable increases to their current compensation. Mr. Stefoff's actual annual benefit, having retired January 31, 1994, will be $20,335.

                           PERFORMANCE GRAPH

  The following is a line-graph presentation comparing five-year cumulative total returns among the Company's Common Stock*, the Standard & Poors 500 Index and the Value Line Industrial/Business
Services Index for the five years ended January 31, 1994.

                         [PERFORMANCE GRAPH]

(ASSUMES $100 INVESTED ON JANUARY 31, 1989 AND THAT DIVIDENDS ARE REINVESTED.)

[FN]
- -----

*The Company, in its Proxy Statement issued for the previous fiscal year, utilized a performance graph comparing cumulative total returns among the Company's Common Stock, the Standard & Poors 500 Index and Bridge Information Systems' Business Services and Suppliers Index (the "Bridge Index"). The Bridge Index included companies having one or more of the following Standard Industrial Classification Codes: 5734, 7320, 7330, 7340, 7350, 7359, 7361, 7363, 7377, 7380, 7381, 7389,
 8111, 8200, 8351, 8600, 8700, 8711, 8741, 8742, 8744 and listed on either the New York Stock Exchange or the American Stock Exchange. The Bridge Index is no longer published. The Value Line Industrial/Business Services Index,utilized in lieu of the Bridge Index, is a published index.

       2. PROPOSAL TO ADOPT AND APPROVE THE ANGELICA CORPORATION
                         1994 PERFORMANCE PLAN

  The Board of Directors has approved, subject to adoption by the Company's shareholders, the Angelica Corporation 1994 Performance Plan.

GENERAL

  The Plan provides for the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock and Performance Awards to employees of the Company. The purpose of the Plan is to advance the interests of the Company and its shareholders by encouraging the success of the Company by providing for the acquisition of an equity interest by key employees, by providing additional incentives and motivation toward superior Company performance, and by enabling the Company to attract and retain the services of key employees upon whose judgment, talents, and special effort the successful conduct of its operations is largely dependent.

  Incentive Stock Options and Nonqualified Stock Options consist of options to purchase shares of Common Stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Options are exercisable not less than six months and not more than ten years after the date of grant. No individual participant shall be granted Stock Options with respect to more than 200,000 shares of the Company's Common Stock during the term of the Plan.

  The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which an Incentive Stock Option is exercisable for the first time during any calendar year (under all option plans of the Company) shall not exceed $100,000.

  Restricted Stock consists of Common Stock of the Company issued at any purchase price less than the fair market value thereof on the date of issuance. The Restricted Stock may be subject to certain restrictions set by the Compensation and Organization Committee (the "Committee"). Participants will be entitled to all dividends with respect to Restricted Stock during the period of restriction and shall be entitled to vote the Restricted Stock.

  Performance Awards consist of Common Stock of the Company, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Committee are achieved over a period of time not more than five years.

  The Plan will be administered by the Committee, consisting of three or more outside Directors of the Company.

TOTAL NUMBER OF SHARES SUBJECT TO THE PLAN

  The Plan authorizes the issuance of up to 500,000 shares of the Common Stock of the Company, which may be authorized but unissued or treasury shares.

ELIGIBILITY

  Officers and Key Employees of the Company and its subsidiaries and divisions are eligible to participate at the sole discretion of the Committee. Designation of a participant in any year does not require the Committee to designate such person to receive a benefit in any other year. The Committee will consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

FEDERAL INCOME TAX CONSEQUENCES

  A participant realizes taxable income in the case of Incentive Stock Options at the time that shares purchased pursuant to the exercise of an option are sold. In the case of a Nonqualified Stock Option, participants realize taxable income at the time of exercise of the Option. With respect to Restricted Stock, a participant will not recognize taxable income until such time as any restrictions involving a risk of forfeiture by the participant are terminated. Performance Awards could result in taxable income to a participant at various times, depending on the nature of the award, vesting schedule, or restrictions imposed by the Committee. The Company has the power to withhold or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local withholding tax requirements. If the Company permits, a Participant may elect to satisfy the tax withholding requirement by directing the Company to apply shares of stock to which the Participant will be entitled as a result of the exercise of options, the grant of an award of shares or the lapse of restrictions, to satisfy such tax requirement.

  Assuming compliance with Section 162(m) of the Internal Revenue Code of 1986 as amended (the Code), the Company is entitled to a tax deduction at such time as the participant realizes taxable income.
Section 162(m) of the Code and the regulations promulgated thereunder limit the deductibility of non-qualifying compensation in excess of $1,000,000 paid to the chief executive officer and certain other highly compensated executive officers. The Committee's policy is to maximize the tax deductibility of executive compensation without compromising the essential framework of the existing total compensation program. The Committee may elect to forego deductibility for federal income tax purposes if such action is, in the opinion of the

Committee, necessary or appropriate to further the goals of the Company's executive compensation program, or otherwise is in the Company's best interests.

  A copy of the Plan is attached hereto as Appendix A.

  The affirmative vote of the holders of a majority of the shares represented at this Annual Meeting is required for adoption of the 1994 Performance Plan.

  THE BOARD OF DIRECTORS RECOMMENDS WITHOUT DISSENT A VOTE FOR ADOPTION
                                                           ---
OF THE 1994 PERFORMANCE PLAN, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY
CHOICE ON THE PROXY.

    3. APPROVAL OF THE MATERIAL TERMS OF THE CRITERIA TO BE USED IN THE GRANT OF PERFORMANCE AWARDS AND PERFORMANCE-BASED RESTRICTED STOCK AWARDS UNDER THE ANGELICA CORPORATION 1994 PERFORMANCE PLAN

  The Board of Directors has approved and recommended the approval by the Company's shareholders at this Annual Meeting of the Angelica Corporation 1994 Performance Plan (see Item 2 in this Proxy Statement). The Plan has been drafted and will be administered so as to assure that the compensation payable pursuant to Stock Options issued under the Plan will qualify as "performance based" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the proposed regulations thereunder. Section 162(m), which was adopted during 1993 for tax years beginning in 1994, limits the deductibility for federal income tax purposes of non-qualifying compensation in excess of $1 million paid by the Company to the Chief Executive Officer and certain other executive officers of the Company.

  In order to qualify the compensation payable to such officers pursuant to the grant of performance awards and performance-based restricted stock awards under the Plan, the Compensation and Organization Committee (the "Committee") has established, and the Board of Directors has ratified and recommended for the approval of the Company's shareholders, the material terms of the criteria to be utilized by the Committee in the making of such award grants. Approval of the material terms of the criteria is necessary for the compensation payable pursuant to performance awards and performance-based restricted stock awards to be performance-based under Section 162(m) and the regulations promulgated thereunder and, thus, fully deductible under the Code when taxable to the participant.

  Pursuant to the Plan and the criteria established by the Committee pursuant thereto, any officer and any other key employee who the Committee, in its sole discretion, determines to have an important impact on the success and future growth and profitability of the Company may be selected by the Committee to receive a performance award or a performance-based restricted stock award under the Plan. The Plan authorizes the Committee to grant periodically both performance awards and performance-based restricted stock grant awards. The Committee may also choose to grant non-performance-based restricted stock awards under the terms of the Plan.

  Performance awards are awards that will be payable in shares of Common Stock of the Company, monetary units based upon the Company's Common Stock or any combination thereof based upon the achievement of certain performance goals established by the Committee during a designated performance period of not more than five years. Performance awards may be payable in cash or in shares of Common Stock of the Company, or in a combination of both, as the Committee in its sole discretion determines.

  Performance-based restricted stock awards are awards of the Company's Common Stock, at a purchase price of less than the then-current fair market value of such stock or as a bonus upon the achievement of certain performance goals established by the Committee. The grant of such restricted stock award will be subject to such restrictions, conditions and terms as the Committee shall deem appropriate at the time of the grant of the award. Shares of the Company's Common Stock will be issued in the name of the participant at the time that the performance goal is achieved. The participant shall be entitled to receive dividends from and vote the shares during any subsequent period of restriction. The shares of restricted stock subject to earned awards will be released to the participant after the termination of the period of restriction.

  The performance goal categories to be utilized for both the performance awards and the performance-based restricted stock awards may be based upon one or more of the following financial performance standards: earnings per share, return on assets, net income, overhead ratio, expense to asset ratio, total shareholder return, pre-tax earnings, debt to equity ratio, asset management criteria, expense reduction goals, expense to sales ratio, working capital to sales ratio, gross margin performance, current ratio, share price change, sales and revenues, return on equity, free cash flow per share and operating earnings per share. The Committee may exclude from such performance categories such extraordinary and non-recurring items as the Committee, in consultation, at its discretion, with the Company's internal and external auditors, may deem appropriate in determining whether the established performance goals have been achieved.

  The Committee will also establish at the time of the grant of the particular award, the potential stock or stock unit amounts that can be earned by the participant upon achievement of the performance goals. The maximum number of shares or share units of the Company's Common Stock that may be earned by a single participant under the Plan pursuant to a performance award or a performance-based restricted stock award is 200,000. The Committee retains the right to set performance goals on the basis of any of the performance categories set forth above or to change the performance categories used to determine whether an award has been earned or the level of the award so earned (but not in excess of the maximum number of shares or share units set forth above for an individual participant). No compensation will be paid under performance awards or performance-based restricted stock awards granted pursuant to the Plan in the event that the shareholders do not approve the material terms of the criteria set forth above. Such material terms with respect to the grant of performance awards and performance-based restricted stock awards will remain in full force and effect until amended by the Committee and approved by the shareholders.

  The vote of the shareholders that is required to approve the material terms of the criteria applicable to the grant of performance awards and performance-based restricted stock awards pursuant to the Plan is a majority of the shares of the Company's Common Stock present, in person or by proxy, and voting on this proposal at the Annual Meeting. Abstentions and brokers non-votes will not be deemed to be voted shares for purposes of this vote.

  THE BOARD OF DIRECTORS RECOMMENDS WITHOUT DISSENT A VOTE FOR THE APPROVAL OF THE MATERIAL TERMS OF THE CRITERIA TO BE USED IN THE GRANT OF PERFORMANCE AWARDS AND PERFORMANCE-BASED RESTRICTED STOCK AWARDS UNDER THE 1994 PERFORMANCE PLAN, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY.

                    INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen & Co. has served as independent public accountants for the Company since 1954, and the Board of Directors has selected it to serve in that capacity again. Representatives of Arthur Andersen & Co. are expected to be present at the Annual Meeting of Shareholders. Such representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions by shareholders.

                         SHAREHOLDER PROPOSALS

  Shareholder proposals must be received by the Company at its principal executive offices no later than December 19, 1994 to be included in the Company's proxy materials for its 1995 Annual Meeting of Shareholders. Shareholder proposals not in full conformity with applicable rules of the Securities and Exchange Commission may be excluded from such materials.

                                GENERAL

  Proxies will be solicited by mail. They also may be solicited by officers and regular employees of the Company personally or by telephone, but such persons will not be specifically compensated for such services. Corporate Investor Communications, Inc. has been retained to assist in the solicitation of proxies for a fee of $5,000, plus expenses. Banks, brokers, nominees, and other custodians and fiduciaries may be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to the beneficial owners. The cost of soliciting proxies will be borne by the Company.

  The Board of Directors does not intend to bring any other matters before the meeting, and, at the date of this Proxy Statement, the Board of Directors is not informed of any matters that others may bring before the meeting. However, if any other matters properly come before the meeting, it is the intention of the proxies named on the proxy card to vote as proxies on such matters in accordance with their judgment as to the Company's best interest.

SHAREHOLDERS ARE URGED TO DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION WILL BE APPRECIATED.

St. Louis, Missouri
April 15, 1994

                              APPENDIX A





                         ANGELICA CORPORATION

                         1994 PERFORMANCE PLAN

                                                        ANGELICA CORPORATION

                                                       1994 PERFORMANCE PLAN


                  SECTION 1. PURPOSE.....................................................................................     A-1

                  SECTION 2. ADMINISTRATION..............................................................................     A-1

                  SECTION 3. SHARES RESERVED UNDER THE PLAN..............................................................     A-1

                  SECTION 4. PARTICIPANTS................................................................................     A-1

                  SECTION 5. TYPES OF BENEFITS...........................................................................     A-1

                  SECTION 6. INCENTIVE STOCK OPTIONS.....................................................................     A-1

                  SECTION 7. NONQUALIFIED STOCK OPTIONS..................................................................     A-2

                  SECTION 8. RESTRICTED STOCK............................................................................     A-2

                  SECTION 9. PERFORMANCE AWARDS..........................................................................     A-3

                  SECTION 10. ADJUSTMENT PROVISIONS......................................................................     A-3

                  SECTION 11. NONTRANSFERABILITY.........................................................................     A-4

                  SECTION 12. TAXES......................................................................................     A-4

                  SECTION 13. TENURE.....................................................................................     A-4

                  SECTION 14. DURATION, INTERPRETATION, AMENDMENT AND TERMINATION........................................     A-4

                         ANGELICA CORPORATION

                         1994 PERFORMANCE PLAN

  1. PURPOSE. The purpose of this Plan is to encourage certain employees of Angelica Corporation, and of such subsidiaries of the Corporation as the Committee administering the Plan designates, to acquire Common Stock of the Corporation or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Corporation and thus provide an incentive for continuation of the efforts of employees for the success of the Corporation and for continuity of employment.

  2. ADMINISTRATION. The Plan will be administered by the Compensation and Organization Committee (the "Committee") of the Board of Directors of the Corporation consisting of three or more Directors as the Board may designate from time to time, each of whom is an "outside" Director as that term is defined pursuant to Section 162(m) of the Internal Revenue Code of 1986 as amended (the Code) and the regulations promulgated thereunder and none of whom have been eligible to receive a benefit under this Plan for a period of at least one year prior to appointment or during the period of appointment. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Corporation and its stockholders and in accordance with the purpose of the Plan. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members.

  3. SHARES RESERVED UNDER THE PLAN. There is hereby reserved for issuance under the Plan an aggregate of Five Hundred Thousand (500,000) shares of Common Stock of the Corporation, which may be authorized but unissued or treasury shares. Stock underlying outstanding options or Performance Awards will be counted against the Plan maximum while such options, rights or awards are outstanding. Shares underlying expired, cancelled or forfeited options, rights or awards may be added back to the Plan. When the exercise price of stock options is paid by delivery of shares of Common Stock of the Corporation, or if the Committee approves the withholding of shares from a distribution in payment of the exercise price, the number of shares available for issuance under the Plan shall be reduced by the gross (rather than the net) number of shares which would have been issued pursuant to such exercise, regardless of the number of shares surrendered or withheld in payment. Notwithstanding any other provisions of this Plan, no individual participant shall be granted stock options with respect to more than 200,000 shares of Common Stock of the Corporation during the term of the Plan. Restricted Stock issued pursuant to the Plan will be counted against the Plan maximum while outstanding even while subject to restrictions. Shares of Restricted Stock may not be added back to the Plan if such Restricted Stock is forfeited.

  4. PARTICIPANTS. Participants will consist of such officers and key employees of the Corporation or any designated subsidiary as the Committee in its sole discretion determines have an important impact on the success and future growth and profitability of the Corporation. Designation of a participant in any year shall not require the Committee to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

  5. TYPES OF BENEFITS. The following benefits may be granted under the
Plan: (a) Incentive Stock Options, (b) Nonqualified Stock Options; (c) Restricted Stock; and (d) Performance Awards; all as described below.

  6. INCENTIVE STOCK OPTIONS: Incentive Stock Options shall consist of stock options to purchase shares of Common Stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Said purchase price may be paid (i) by check or, in the discretion of the Committee, either (ii) by the delivery of shares of Common Stock of the Corporation then owned by the participant or
(iii) by directing the Company to withhold from the number of shares of Common Stock otherwise issuable upon exercise of the option that number of shares of Common Stock having an aggregate fair market value on the date of exercise equal to the exercise price for all of the shares of Common Stock subject to such exercise, or (iv) by a combination of any of the foregoing, in the manner provided in the option agreement. Incentive Stock Options will be exercisable not earlier than six months and not later than ten years after the date they are granted and will terminate not later than three months after termination of employment for any reason other than death or disability. In the event termination of employment occurs as a result of death or disability, such an option will be exercisable for 12 months after such termination. If the optionee dies within 12 months after termination of employment by disability, then the period of exercise following death shall be the remainder of the 12-month period, or three months, whichever is longer. If the optionee dies within three months after termination of employment for any other reason, then the period of exercise following death shall be three months. However, in no event shall any Incentive Stock Option be exercised more than ten years after its grant. Leaves of absence granted by the Corporation for military service, illness, and transfers of employment between the Corporation and any subsidiary thereof shall not constitute termination of employment. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which an Incentive Stock Option is exercisable for the first time during any calendar year (under all option plans of the Corporation and its subsidiary corporations) shall not exceed $100,000.

  7. NONQUALIFIED STOCK OPTIONS. Nonqualified Stock Options shall consist of nonqualified stock options to purchase shares of Common Stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Said purchase price may be paid (i) by check or, in the discretion of the Committee, either
(ii) by the delivery of shares of Common Stock of the Corporation then owned by the participant or (iii) by directing the Company to withhold from the number of shares of Common Stock otherwise issuable upon exercise of the option that number of shares of Common Stock having an aggregate fair market value on the date of exercise equal to the exercise price for all of the shares of Common Stock subject to such exercise, or (iv) by a combination of any of the foregoing, in the manner provided in the option agreement. Nonqualified Stock Options will be exercisable not earlier than six months and not later than ten years after the date they are granted and will terminate not later than three months after termination of employment for any reason other than death, retirement or disability. In the event termination of employment occurs as a result of death, retirement or disability, such an option will be exercisable for 12 months after such termination. If the optionee dies within 12 months after termination of employment by retirement or disability, then the period of exercise following death shall be three months. However, in no event shall any option be exercised more than ten years after its grant. Leaves of absence granted by the Corporation for military service, illness, and transfers of employment between the Corporation and any subsidiary thereof shall not constitute termination of employment. The Committee shall have the right to determine at the time the option is granted whether shares issued upon exercise of a Nonqualified Stock Option shall be subject to restrictions, and if so, the nature of the restrictions.

  8. RESTRICTED STOCK. Restricted Stock shall consist of Common Stock of the Corporation issued or transferred under the Plan (other than upon exercise of Stock Options or as Performance Awards) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus. In the case of any Restricted
Stock:

    (a) The purchase price, if any, will be determined by the Committee.

    (b) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof, provided, however, that Restricted Stock granted to a person who is subject to Section 16 of the Securities Exchange Act of 1934 (a "Reporting Person") shall, in addition to any other restrictions thereon, not be sold or disposed of for six (6) months following the date of grant; (ii) rights of the Corporation to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee's employment within specified periods; (iii) representation by the employee that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Committee deems appropriate.

    (c) The participant shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Corporation in the event of the forfeiture of the Restricted Stock.

    (d) The participant shall be entitled to vote the Restricted Stock during the period of restriction.

    (e) The Committee shall determine whether Restricted Stock is to be delivered to the participant with an appropriate legend imprinted on the certificate or if the shares are to be deposited in escrow pending removal of the restrictions.

  9. PERFORMANCE AWARDS.

    (a) Performance Awards shall consist of Common Stock of the Corporation, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Committee are achieved over a period of time designated by the Committee, but not in any event more than five years. The goals established by the Committee may include return on average total capital employed, earnings per share, return on stockholders' equity and such other goals as may be established by the Committee. In the event the minimum Corporate goal is not achieved at the conclusion of the period, no payment shall be made to the participant. Actual payment of the award earned shall be in cash or in Common Stock of the Corporation or in a combination of both, as the Committee in its sole discretion determines. If Common Stock of the Corporation is used, the participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued. In the event a Reporting Person receives a Performance Award which includes Common Stock of the Corporation, such stock shall not be sold or disposed of for six (6) months following the date of issuance pursuant to such award. In the event of a cash payment, the number of shares reserved for issuance hereunder shall be reduced as if shares had been issued.

    (b) The Committee is expressly authorized to include under this
  Section 9 and to pay under this Plan that portion of any award earned under any separate management incentive award program (or similar program) of the Corporation or any subsidiary thereof which is to be paid or distributed to participants thereunder in Common Stock of the Corporation. If and to the extent that the Committee exercises its authority to include and pay such awards under this Plan, the designation of the incentive award program as covered by this Plan shall be sufficient to include the participants under such award program as participants in this Plan, but such participants may not receive any other benefits or distributions under this Plan unless they are separately designated as participants hereunder with specific additional rights to benefits described only in this Plan. Reporting Persons who receive payment under this Section 9 shall be subject to the provisions of this Plan applicable to awards to Reporting Persons.

  10. ADJUSTMENT PROVISIONS.

    (a) If the Corporation shall at any time change the number of issued shares of Common Stock without new consideration to the Corporation (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan, the maximum number of shares available to a particular participant, and the number of shares covered by each outstanding benefit, shall be adjusted so that the aggregate consideration payable to the Corporation, if any, and the value of each such benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

    (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

    (c) The six month holding periods in Sections 6 and 7 above shall not apply in the event that more than 20% of the Corporation's Common Stock, business, or assets are purchased or acquired by any person, firm, corporation, or group acting in concert and without agreement of the Corporation's Board of Directors. In such event, any such option or right shall be deemed exercisable upon grant and with no waiting period.

  11. NONTRANSFERABILITY. Each benefit granted under the Plan to an employee shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order (as defined in Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules promulgated thereunder), and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant, exercise or payment shall be made only:

    (a) By or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the benefit shall pass by will or the laws of descent and distribution; and

    (b) To the extent that the deceased participant was entitled thereto at the date of his death.

  12. TAXES. The Corporation shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Corporation may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Corporation at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of such notice.

  13. TENURE. A participant's right, if any, to continue to serve the Corporation and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

  14. DURATION, INTERPRETATION, AMENDMENT AND TERMINATION. No benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Corporation and the participant or such other person as may then have an interest therein. Also, by mutual agreement between the Corporation and a participant hereunder, Stock Options or other benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any benefits previously granted such participant under this Plan. To the extent that any Stock Options or other benefits which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee, and to the extent that any such Stock Options or other benefits would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant Stock Options or other benefits that so qualify (including the authority to grant, simultaneously or otherwise, Stock Options or other benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Stock Option or other benefits under the Plan. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Corporation
(a) increase the total number of shares which may be issued under the Plan or increase the amount or type of benefits that may be granted under the Plan; (b) change the minimum purchase price, if any, of shares of Common Stock which may be made subject to benefits under the Plan; or (c) modify the requirements as to eligibility for benefits under the Plan.

                         ANGELICA CORPORATION

   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 24, 1994

The undersigned hereby appoints Leslie F. Loewe and Lawrence J. Young, and each of them, the proxy of the undersigned, each with power of substitution, to vote all shares which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Shareholders of Angelica Corporation to be held on May 24, 1994, and at any adjournment thereof; provided, however, that said shares shall be voted as specified below:

1. ELECTION OF DIRECTORS:

               For terms expiring in 1997: Leslie F. Loewe, Elliot H. Stein, William P. Stiritz

               To fill remainder of unexpired term (expiring in 1996):
               Martin Sneider

   / / FOR all nominees listed.

   / / FOR all nominees listed except .................................

   / / WITHHOLD AUTHORITY to vote for all nominees listed.

2. Proposal to adopt and approve the Angelica Corporation 1994
   Performance Plan.                  / / FOR  / / AGAINST  / / ABSTAIN

3. Approval of the material terms of the criteria to be used in the grant of performance awards and performance-based restricted stock awards under the Angelica Corporation 1994 Performance Plan.
                                      / / FOR  / / AGAINST  / / ABSTAIN

          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.


UNLESS OTHERWISE INDICATED ABOVE, THIS PROXY WILL BE VOTED FOR THE ELECTION

   OF ALL OF THE ABOVE-LISTED NOMINEES; AND, UNLESS THE SHAREHOLDER
    GIVES OTHER INSTRUCTIONS, WILL BE VOTED FOR ITEM 2 AND ITEM 3.

                           (Continued and to be signed on reverse side)

4. In such manner as said proxies may in their discretion determine, upon such other matters as may properly come before the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

PLEASE FILL IN DATE AND SIGN AND RETURN PROXY IN THE ACCOMPANYING
BUSINESS REPLY ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON.

                                  DATE: ........................ , 1994

                                  ....................................

                                  ....................................
                                      (SIGNATURE OF SHAREHOLDER(S))
                                  (Please sign proxy exactly as name
                                  appears hereon. Joint owners should
                                  each sign personally. Corporate
                                  proxies should be signed by
                                  authorized officer. Executors,
                                  administrators, trustees, etc.
                                  should so indicate when signing.)

                               APPENDIX

    1.  Page 13 of the printed Proxy contains a performance graph.
        Pursuant to Item 304(d)(1) and Item 311(b) of Regulation S-T, a copy of the performance graph has been filed under cover of Form SE.